UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2009  (October 5, 2009)

INDIGO-ENERGY, INC.
(Exact name of registrant as specified in charter)

Nevada	002-75313	84-0871427
(State or other jurisdiction of incorporationor organization)	(Commission File Number)	(IRS Employee Identification No.)

701 N. Green Valley Pkwy., Suite 200, Henderson, Nevada	89074
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(702) 990-3387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of theregistrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On October 5, 2009, Indigo-Energy, Inc. (the “Company”) terminated the services of L J Soldinger Associates LLC as the Company’s Independent Certified Public Accountants.  L J Soldinger Associates LLC served as the Company’s Independent Certified Public Accountants for each of the fiscal years ended December 31, 2006, 2007 and 2008, and for the first and second quarters of 2009. The decision to terminate the services of L J Soldinger Associates LLC was approved by the Audit Committee of the Company’s Board of Directors.

During the fiscal years ended December 31, 2008 and 2007, and the subsequent interim periods through the date of L J Soldinger Associates LLC’s termination, (i) there were no disagreements with L J Soldinger Associates LLC  on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of L J Soldinger Associates LLC , would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.  The reports of L J Soldinger Associates LLC on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2008 and 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph indicating substantial doubt about the Company’s ability to continue as a going concern in the audit report for the fiscal years 2007 and 2008.

During the Company’s two most recent fiscal years and through the effective date of Mark Bailey & Company, Ltd.’s appointment, the Company did not have any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K except that the accountants have advised the Company of numerous material weaknesses in internal controls over financial reporting necessary for the registrant to develop reliable financial statements.

The Company provided L J Soldinger Associates LLC with a copy of the foregoing disclosures and requested from L J Soldinger Associates LLC a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with such statements, made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The letter from L J Soldinger Associates LLC is filed herewith.

On October 5, 2009, the Company engaged Mark Bailey & Company, Ltd. (“Mark Bailey”) as the Company’s new independent accountants.

During the fiscal year ended December 31, 2008 and 2007, and the subsequent interim periods through the date of Mark Bailey’s engagement, neither the Company, nor anyone on its behalf, consulted Mark Bailey regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by Mark Bailey that it concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
16.2	Letter from L J Soldinger Associates LLC dated October 12, 2009

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 13, 2009		Indigo-Energy, Inc.

	By:	/s/ Stanley L. Teeple
Name: Stanley L. Teeple Title: Chief Financial Officer